                                                                   Exhibit 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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

                                                            Six Months Ended                         Three Months Ended
                                                                March 31,                                 March 31,
                                                    ----------------------------------        ----------------------------------
Net income per share was computed as follows:          1997                  1996                1997                  1996
                                                    ------------          ------------        ------------         -------------
Primary:
    Net income                                    $   5,016,730         $   4,877,197       $   2,509,674        $    2,806,998
                                                    ============          ============        ============         =============

1) Weighted average shares outstanding                5,962,740             6,112,079           5,954,701             6,113,568
2) Incremental shares under stock options
      computed under the treasury stock method
      using the average market price of
      issuer's stock during the periods                 182,600                30,667             250,608                34,338
                                                    ------------          ------------        ------------         -------------
3) Weighted average shares and common
      equivalent shares outstanding                   6,145,340             6,142,746           6,205,309             6,147,906
                                                    ============          ============        ============         =============
4) Weighted average shares outstanding
      which were used for calculation                 6,145,340       (A)   6,112,079           6,205,309      (A)    6,113,568
                                                    ============          ============        ============         =============

    Net income per share                          $           0.82      $           0.80    $           0.40     $            0.46
                                                    ============          ============        ============         =============

Fully Diluted:
1) Unadjusted income                              $   5,016,730         $   4,877,197       $   2,509,674        $    2,806,998

2) Interest on convertible subordinated debentures      481,828               480,089             233,645               240,045
                                                    ------------          ------------        ------------         -------------

    Adjusted net income                           $   5,498,558         $   5,357,286       $   2,743,319        $    3,047,043
                                                    ============          ============        ============         =============

3) Weighted average shares outstanding                5,962,740             6,112,079           5,954,701             6,113,568

4) Incremental shares under stock options
      computed under the treasury stock method
      using the higher of the average or ending
      market price of issuer's stock at the end
      of the periods                                    292,425                34,544             292,425                34,544
5) Incremental shares relating to
      convertible subordinated debentures             1,180,484             1,183,042           1,177,871             1,183,042
6) Incremental shares related to long-term
      incentive compensation plan.                      350,000               350,000             350,000               350,000
                                                    ------------          ------------        ------------         -------------
7) Weighted average shares and common
      equivalent shares outstanding                   7,785,649             7,679,665           7,774,997             7,681,154
                                                    ============          ============        ============         =============

    Net income per share                          $         0.71      $          0.70    $           0.35     $            0.40
                                                    ============          ============        ============         =============

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(A) Dilutive effect of common equivalent shares not included since dilution is less than 3%.

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